Exhibit (n)(2)

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders of PhenixFIN Corporation, f/k/a Medley Capital Corporation.

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statements of assets and liabilities of PhenixFIN Corporation. (the “Company”), including the consolidated schedules of investments, as of September 30, 2020 and 2019, and the related consolidated statements of operations, changes in net assets and cash flows for each of the year in the three years ended September 30, 2020 incorporated by reference in the Registration Statement (Form N-2) and have expressed an unqualified opinion thereon dated December 11, 2020. We have also audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated statements of assets and liabilities of the Company, including the consolidated schedules of investments, as of September 30, 2018, 2017 and 2016, and the related consolidated statements of operations, changes in net assets and cash flows for the years then ended and have issued unqualified opinions thereon (which are not included in the Registration Statement). The senior securities table as of September 30, 2020, 2019, 2018, 2017 and 2016 has been subjected to audit procedures performed in conjunction with the audits of the Company’s consolidated financial statement. Such information is the responsibility of the Company’s management.

Our audit procedures included determining whether the information reconciles to the consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of this information. In forming our opinion on the information, we evaluated whether such information, including its form and content, is presented in conformity with Section 18 of the Investment Company Act of 1940, as amended. In our opinion, the information is fairly stated, in all material respects, in relation to the consolidated financial statements as a whole.

/s/ Ernst & Young LLP

New York, NY

August 18, 2021